Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the registration statement on Form S-4 of California Resources Corporation (the “Company”) of our report dated February 19, 2025 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission, and to the reference to Netherland, Sewell & Associates, Inc. under the heading “Experts”.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley, Jr., P.E.
Richard B. Talley, Jr., P.E.
Chairman and Chief Executive Officer

Houston, Texas

October 14, 2025